                                                             Page 10 of 10 Pages

                                                             EXHIBIT 99.1



                             JOINT FILING AGREEMENT

                  The undersigned agree that the foregoing Statement on Schedule 13D, dated November 6, 1996 is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

Dated:  November 6, 1996

                                                 /s/ Thomas W. Smith
                                                 -------------------------------
                                                     Thomas W. Smith

                                                 /s/ Thomas N. Tryforos
                                                 -------------------------------
                                                     Thomas N. Tryforos